Exhibit 10.1

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

INITIAL PUBLIC OFFERING AND SPLIT-OFF AGREEMENT

Dated as of October 24, 2008

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INITIAL PUBLIC OFFERING AND SPLIT-OFF AGREEMENT (this “Amendment”) between Blockbuster Inc., a Delaware corporation (“Blockbuster”), and Viacom Inc., a Delaware corporation (“New Viacom”).

PRELIMINARY STATEMENTS:

(1)        CBS Corporation, a Delaware corporation formerly known as Viacom Inc. (“Viacom”), CBS Operations Inc., a Delaware corporation formerly known as Viacom International Inc. (“Viacom International”), and Blockbuster entered into that certain Amended and Restated Initial Public Offering and Split-Off Agreement dated as of June 18, 2004 (as amended, supplemented or otherwise modified through the date hereof, the “IPO and Split-Off Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined).

(2)        On December 31, 2005, Viacom was separated into two separate, publicly traded companies, Viacom and New Viacom (the “Separation”).

(3)        In connection with the Separation, Viacom and New Viacom entered into that certain Separation Agreement dated as of December 19, 2005 (the “Separation Agreement”), pursuant to which Viacom and New Viacom agreed to the allocation of certain existing contractual rights and obligations of Viacom and its subsidiaries among Viacom and New Viacom and their respective subsidiaries, including, without limitation, in respect of the Guaranteed Leases and the Letters of Credit.

(4)        Viacom, Viacom International, New Viacom, Viacom International Inc., a Delaware corporation and a wholly-owned subsidiary of New Viacom, and Blockbuster have entered into that certain letter agreement dated as of October 24, 2008, pursuant to which Blockbuster has consented to the assignment set forth in the Separation Agreement by Viacom and Viacom International of the rights, benefits, obligations, liabilities and duties of Viacom and Viacom International under the IPO and Split-Off Agreement to New Viacom, and the assumption by New Viacom of all such rights, benefits, obligations, liabilities and duties of Viacom and Viacom International.

(5)        Simultaneously with the execution of this Amendment, in exchange for good and valuable consideration including the reduction in the required available amount of the Letters of Credit effectuated hereby, Blockbuster has remitted or credited to New Viacom an amount in cash equal to $1,000,000, in connection with advancing various litigation-related expenses referred to in separate correspondence between the parties (the “Expenses”).

(6)        New Viacom has requested that Blockbuster agree, and Blockbuster has agreed, to amend certain provisions of the IPO and Split-Off Agreement and to cause each issuer of existing Letters of Credit to issue replacement Letters of Credit for the benefit of New Viacom, in each case on the terms set forth herein.

SECTION 1.        Amendments to IPO and Split-Off Agreement    The IPO and Split-Off Agreement is, effective as of the Amendment No. 1 Effective Date (as defined in Section 3 below), hereby amended as follows:

(a)        The definition of “Affiliates” in Section 1.01 is hereby deleted in its entirety and replaced with the following:

“‘Affiliates’ means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such specified Person. For the purpose of this Agreement, Affiliates of Viacom shall include current and former Affiliates of Viacom.”

(b)        The definition of “Required Amount” in Section 1.01 is hereby deleted in its entirety and replaced with the following:

“‘Required Amount’ means, the lesser of (a) $150,000,000, which shall be reduced to $75,000,000 as of October 24, 2008 and (b) on any date of determination pursuant to Section 5.05(i), 75% of the Nominal Amount of all outstanding Guaranteed Leases. For purposes of calculating the Required Amount as used in Section 5.05(i) hereof, the amount of $150,000,000 (or as of October 24, 2008, $75,000,000) used in the foregoing sentence shall be reduced by any amounts previously drawn by Viacom under any Letter of Credit, to the extent not returned to Blockbuster pursuant to Section 5.05(l) hereof (provided that such reduced amount shall in no event be less than zero). At no time shall Viacom be entitled to draw amounts under the Letter of Credit that exceed, in the aggregate, $150,000,000 (or as of October 24, 2008, $75,000,000) for all such amounts drawn.”

(c)        Section 3.03 is hereby amended by making the following changes thereto:

(i)        Clause (ix) of Section 3.03(a) is hereby deleted in its entirety and replaced with the words “INTENTIONALLY OMITTED”;

(ii)        The proviso immediately after clause (xi) in Section 3.03(a) is hereby deleted in its entirety; and

(iii)        Section 3.03(b) is hereby amended by adding at the end of clause (x) thereof the following:

“or (iii) any and all fees and expenses (including, without limitation, bank fees, bank underwriting fees and charges, documentation fees, the Applicable Margin Portion (as defined above) of interest costs, fronting fees, and attorneys’ fees and expenses and any interest costs in addition to the Applicable Margin Portion) incurred by Blockbuster in connection with the establishment and maintenance of (A) the Letter of Credit Facility for the benefit of Viacom referenced in Section 5.05 of this Agreement, (B) the Letter of Credit in favor of Viacom issued pursuant to the Letter of Credit Facility referenced in Section 5.05 of this Agreement, and (C) any replacements or substitutions for (A) and/or (B) put in place by Blockbuster pursuant to Section 5.05 of this Agreement”.

(d)        Section 5.05(c) is hereby amended by deleting the reference to “November 30 and May 31” in the last sentence thereof and replacing such reference with “October 31 and April 30”.

(e)        Section 5.05(e) is hereby amended by deleting the reference to “November 30 and May 31” in the second sentence thereof and replacing such reference with “October 31 and April 30”.

(f)        Section 5.05(h) is hereby deleted in its entirety and replaced with the following new clause (h):

“(h)        On or before the Distribution Date, Blockbuster shall enter into a Letter of Credit Facility providing for the issuance of the Letter of Credit in an available amount of $150,000,000 (which Letter of Credit Facility may be modified or replaced from and after October 24, 2008 to provide for an available amount of $75,000,000) and will cause to be issued thereunder a Letter of Credit in an amount equal to the Required Amount, calculated as of 15 days prior to the Declaration Date, for the benefit of Viacom, drawable on and after the Split-Off Date (except as otherwise provided on Annex I) on the conditions set forth on Annex I.”

(g)        Section 5.05(j) is hereby deleted in its entirety and replaced with the following new clause (j):

“(j)        On or after the Split-Off Date and until the Guarantee Termination Date, in the event (i) any payment has been made under any Guarantee by Viacom or its Affiliates at any time, (ii) any third party costs and expenses (including without limitation, brokerage fees and attorneys’ fees and expenses incurred in good faith) have been reasonably incurred in the course of negotiating, settling or mitigating any Losses arising out of or relating to any Guarantee or in connection with any action or proceeding for the enforcement of Viacom’s right to draw on the Letter of Credit as permitted hereunder (to the extent Viacom is the prevailing party in such action or proceeding) which have not been reimbursed by Blockbuster within 20 days of receipt of notice from Viacom requesting payment of such amounts, or (iii) Viacom is required by law or by court proceedings to pay back and has paid back any of the Expenses to Blockbuster or its Affiliates, in each case Viacom may draw on the Letter of Credit an amount equal to up to 100% of all such payments (not to exceed the Available Amount); provided that prior to any such draw, Viacom shall have certified in writing to Blockbuster that Viacom has complied with its obligations under Section 5.05(k).”

(h)        Section 5.05(l) is hereby amended by deleting clause (i) in the first proviso therein in its entirety and replacing it with the following new clause (i):

“(i)        Viacom shall use the proceeds from the Guaranty Bank Account only (A) to reimburse Viacom for any payments made under any Guarantee in accordance with this Section 5.05, (B) for any third party costs and expenses (including without limitation, brokerage fees and attorneys’ fees and expenses incurred in good faith) reasonably incurred in the course of negotiating, settling or mitigating any Losses arising out of or relating to any Guarantee or in connection with any action or proceeding for the enforcement of Viacom’s right to draw on the Letter of Credit as permitted hereunder (to the extent Viacom is the prevailing party in such action or proceeding) which have not been reimbursed by Blockbuster within 20 days of receipt of notice from Viacom requesting payment of such amounts, (C) to pay taxes on any interest accrued on the amounts held in such account and (D) to reimburse Viacom for any Expenses it is required by law or by court proceedings to pay back and has paid back to Blockbuster or its Affiliates,”

(i)        Section 5.05(n) is hereby deleted in its entirety and replaced with the following new clause (n):

“(n)        In no event shall Viacom and its Affiliates be liable for any fees, expenses and commissions in respect of the Letter of Credit Facility to the extent arising from and after October 24, 2008.”

(j)        Annex I is hereby deleted in its entirety and replaced with the following new Annex I:

“The Letter of Credit may be drawn on the conditions and in the amounts specified below:

        (i)        at any time on or after the Split-Off Date, upon the presentation to the issuer(s) of the Letter of Credit of a certificate by any authorized executive officer of Viacom confirming that (A) payment has been made under any Guarantee in accordance with Section 5.05 of this Agreement, 100% of such payment, (B) any third party costs and expenses (including without limitation, brokerage fees and attorneys’ fees and expenses incurred in good faith) have been reasonably incurred in the course of negotiating, settling or mitigating any Losses arising out of or relating to any Guarantee or in connection with any action or proceeding for the enforcement of Viacom’s right to draw on the Letter of Credit as permitted hereunder (to the extent Viacom is the prevailing party in such action or proceeding) and such amounts (or any portion thereof) have not been reimbursed by Blockbuster within 20 days of receipt of notice from Viacom requesting payment of such amounts, 100% of such payments, expenses or costs incurred, or (C) Viacom has been required by law or by court proceedings to pay back and has paid back any of the Expenses to Blockbuster or its Affiliates, 100% of such payment; or

        (ii)        at any time on or after the Distribution Date, upon presentation to the issuer(s) of the Letter of Credit of a certificate by any authorized executive officer of Viacom confirming that a replacement Letter of Credit from an Approved L/C Issuer has not been issued to Viacom, as required under Section 5.05 of the Agreement, at least 15 business days prior to the expiration of this Letter of Credit, the full Available Amount.”

SECTION 2.        Replacement of Letters of Credit; Certain Rights    Blockbuster hereby agrees, pursuant to Section 2.06(b) of the Blockbuster Credit Agreement (as defined below), as promptly as practicable (but in any event no later than 30 days following the Amendment No. 1 Effective Date), to cause each issuer of a Viacom LC (as defined in the Blockbuster Credit Agreement) to issue a replacement Viacom LC, which replacement Viacom LC shall have substantially the same terms (except to the extent modified (i) by this Amendment and (ii) by any such changes as New Viacom may agree in its reasonable discretion) as the existing Viacom LC, in each case for the benefit of New Viacom. “Blockbuster Credit Agreement” means that certain Credit Agreement dated as of August 20, 2004 among Blockbuster, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents parties thereto, as amended, restated, supplemented or otherwise modified through the date hereof. New Viacom hereby agrees, pursuant to Section 2.09(g) of the Blockbuster Credit Agreement, as promptly as practicable (but in any event no later than 10 days following the Amendment No. 1 Effective Date), to deliver or cause its Affiliates to deliver to Blockbuster for delivery to the administrative agent under the Blockbuster Credit Agreement, a certificate executed by an executive officer of New Viacom stating that New Viacom consents to a reduction in the Viacom Reserve Amount (as defined in the Blockbuster Credit Agreement) from $150,000,000 to $75,000,000 as of October 24, 2008.

SECTION 3.        Effectiveness    This Amendment shall become effective as of the date first written above (the “Amendment No. 1 Effective Date”) upon receipt by each party hereto of a counterpart to this Amendment executed by each other party hereto.

SECTION 4.        Reference to and Effect on the IPO and Split-Off Agreement    (a)        On and after the Amendment No. 1 Effective Date, (i) each reference in the IPO and Split-Off Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the IPO and Split-Off Agreement shall mean and be a reference to the IPO and Split-Off Agreement, as amended by this Amendment and (ii) each reference in the IPO and Split-Off Agreement to “Viacom” and “Viacom International” shall be deemed to refer to “New Viacom”, in accordance with the terms of the Separation Agreement, except (A) to the extent any such references pertain specifically to the guarantor under any Guarantee and/or Guaranteed Lease, which for purposes of the Guaranteed Leases, must remain references to Viacom or any of its Affiliates as guarantor(s) thereunder and (B) the references in Section 5.05(k) thereof to the entity making payments under any Guarantee shall be deemed to be references to either Viacom or New Viacom and their respective Affiliates, as the case may be.

(b)        The IPO and Split-Off Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the IPO and Split-Off Agreement, nor constitute a waiver of any provision of any of the IPO and Split-Off Agreement.

SECTION 5.        Execution in Counterparts    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by fax shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.        Governing Law    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BLOCKBUSTER INC.

By:	/s/ Eric Peterson
Name: Eric Peterson Title: Executive Vice President

VIACOM INC.

By:	/s/ Michael D. Fricklas
Name: Michael D. Fricklas Title: Executive Vice President, General Counsel and Secretary